Exhibit 10.3

WAIVER AND TWENTIETH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND TWENTIETH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 7 2013, by and among Dialogic Corporation, a British Columbia corporation (“Borrower”), Dialogic Inc., a Delaware corporation formerly known as Veraz Networks, Inc. (“Parent”), Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as administrative agent for the Lenders (“Administrative Agent”), and the financial institutions named as lenders on the signature pages hereto (the “Lenders”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Events of Default have occurred and are continuing (i) under the Credit Agreement as a result of the Borrower’s failure to deliver to Administrative Agent a collateral questionnaire, in form and substance satisfactory to Administrative Agent, detailing the assets of Parent and its Subsidiaries, on or prior to January 13, 2013, pursuant to Section 5 of that certain Nineteenth Amendment to Credit Agreement, dated as of November 13, 2012, by and among Borrower, Parent, Administrative Agent and certain Lenders party thereto, (ii) under Section 7.2(a) of the Credit Agreement as a result of the failure of Borrower to comply with Section 6.5 by giving 30 days’ prior written notice of the change in the chief executive office location for Borrower, (iii) under Section 7.2(c) of the Credit Agreement as a result of the failure of Borrower to comply with Section 5.22 by timely updating Schedule 4.8(b) to the Credit Agreement, (iv) under Section 7.2(c) of the Credit Agreement as a result of the failure of Borrower to comply with Section 5.22 by timely updating Schedule 4.8(c) to the Credit Agreement, and (v) under Section 7.2(c) of the Credit Agreement as a result of the failure of Borrower to comply with Section 5.22 by timely updating Schedule 4.8(d) to the Credit Agreement (collectively, the “Existing Events of Default”);

WHEREAS, Borrower and Parent have requested that Administrative Agent and Required Lenders waive the Existing Events of Default and, subject to the terms and conditions specified herein, Administrative Agent and Required Lenders have agreed to waive the Existing Events of Default; and

WHEREAS, Borrower and Parent have requested that Administrative Agent and Required Lenders amend the Credit Agreement in certain respects and, subject to the terms and conditions specified herein, Borrower, Parent and Required Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, Administrative Agent and Required Lenders hereby waive the Existing Events of Default. The foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (b) a waiver of, or consent to, any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document, or (c) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

3. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) Section 2.11(a) of the Credit Agreement is hereby amended by amending and restating clause (iii) set forth therein as follows:

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances less the Bank Product Reserve, less the Rent Reserve, less the Irish Reserve, less the Availability Block, and less the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

(b) Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Minimum EBITDA. Fail to achieve EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$6,000,000	For the 12-month period ending on March 31, 2014, and for each 12-month period ending on the last date of each calendar quarter thereafter

; provided that, for the avoidance of doubt, EBITDA shall not be tested for the periods ending on March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.

Concurrently with the closing of each Permitted Acquisition (it being understood that none of the transactions contemplated by the Acquisition Agreement is a Permitted Acquisition), each EBITDA level set forth above shall be increased by 80% of pro forma adjustment to EBITDA as set forth in the definition thereof for any applicable Reference Period.

(c) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (c) of the definition of “Borrowing Base” as follows:

(c) the sum of (i) the Bank Product Reserve, (ii) the Rent Reserve, (iii) the Irish Reserve, (iv) the Availability Block at all times and (v) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

(d) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order therein as follows:

“Availability Block” means an availability block in the amount of $500,000, which amount shall increase by an additional $100,000 on July 1, 2013 and on the first day of each Fiscal Quarter thereafter.

(e) Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 5.2 hereto.

(f) Schedule 5.3 to the Credit Agreement is hereby amended by (i) re-lettering clauses (a) through (m) as clauses (b) through (n), respectively, and (ii) adding a new row at the beginning thereof to read as follows:

Every two (2) weeks beginning February 18, 2013 (no later than Thursday of such week)	(a) a forecast of Parent’s and its Subsidiaries’ cash flows over the succeeding 13 weeks.

(g) Schedules P-2, 4.3, 4.5, 4.7(a), 4.7(b), 4.7(c), 4.8(b), 4.8(c), 4.8(d), 4.13, 4.14, 4.15, 4.17 and 4.20 are hereby amended and restated in their entirety as set forth on Schedules P-2, 4.3, 4.5, 4.7(a), 4.7(b), 4.7(c), 4.8(b), 4.8(c), 4.8(d), 4.13, 4.14, 4.15, 4.17 and 4.20 hereto.

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the satisfaction of the following conditions (each in form and substance satisfactory to Administrative Agent):

(a) each party hereto shall have executed and delivered this Amendment to Administrative Agent;

(b) Administrative Agent shall have received fully executed copies of the Consent and Reaffirmation attached hereto;

(c) Administrative Agent shall have received for the benefit of the Lenders, an amendment fee in the amount of $25,000, which fee shall be fully earned and payable as of the date hereof;

(d) Administrative Agent shall have received a fully executed copy of the Third Amendment to the Term Loan Credit Agreement (the “Term Loan Amendment”), dated as of the date hereof, and the transactions contemplated thereunder shall have been consummated in accordance with the terms of such amendment; and

(e) no Default or Event of Default shall have occurred and be continuing.

5. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and the Lenders:

(a) after giving effect to this Amendment and the Term Loan Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if made on and as of such date, except (i) to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless otherwise qualified by materiality, Material Adverse Changes or a dollar threshold, in which case they shall be true in all respects) on and as of such earlier date and (ii) to the extent that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement (it being understood that the Administrative Agent has not requested any such update);

(b) after giving effect to this Amendment and the Term Loan Amendment, no Default or Event of Default has occurred and is continuing; and

(c) this Amendment constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

6. Post-Closing Covenant. On or prior to the tenth (10th) day after the date hereof (or such later date as Administrative Agent may agree in its sole discretion), Borrower shall deliver to Administrative Agent a collateral questionnaire, in form and substance satisfactory to Administrative Agent, detailing the assets of Parent and its Subsidiaries. Failure to comply with this Section 6 shall result in an immediate Event of Default.

7. Release.

(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and each Subsidiary of Parent, on behalf of itself, its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, Lenders, Wells Fargo, Wells Fargo Capital Finance, LLC, Wells Fargo Capital Finance, Inc., Wells Fargo Bank, N.A. and their successors and assigns, and their present and former shareholders, predecessors, directors, officers, attorneys, employees, agents and other representatives and their affiliates, subsidiaries and divisions engaged in the provision of financial services to Borrower and any of its subsidiaries (Administrative Agent, each Lender, Wells Fargo, Wells Fargo Capital Finance, LLC, Wells Fargo Capital Finance, Inc., Wells Fargo Bank, N.A. and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Parent or such Subsidiary or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Parent and each Subsidiary of Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Parent and each Subsidiary of Parent agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8. Miscellaneous.

(a) Expenses. Each of Parent and each Subsidiary of Parent agrees to pay on demand all costs and expenses of Administrative Agent (including the reasonable fees and expenses of outside counsel for Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the province of Ontario, Canada.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

DIALOGIC, INC., a Delaware corporation formerly known as Veraz Networks, Inc.

By	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

WELLS FARGO FOOTHILL CANADA ULC, as Administrative Agent and as a Lender

By	/s/ Domenic Cosentino
Title	Vice President

Signature Page to Waiver and Twentieth Amendment to Credit Agreement

CONSENT AND REAFFIRMATION

Dialogic (US) Inc., formerly known as Dialogic Inc. (“Dialogic US”), Cantata Technology, Inc. (“Cantata”), Dialogic Distribution Limited (“Dialogic Ireland”), Dialogic Networks (Israel) Ltd. (“Dialogic Israel”) and Dialogic do Brasil Comercio de Equipamentos Para Telecomunicacao Ltda., formerly known as Veraz Networks Do Brasil Comercio De Equipamentos Para Telecomunicacao Ltda. (“Dialogic Brazil”; Dialogic US, Cantata, Dialogic Ireland, Dialogic Israel and Dialogic Brazil are each, individually, a “Guarantor” and, collectively, the “Guarantors”) each hereby (i) acknowledges receipt of a copy of the foregoing Wavier and Twentieth Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement dated as of March 5, 2008 (as amended through the date hereof) by and among Dialogic Inc., formerly known as Veraz Networks, Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”)), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including without limitation, Sections 7 and 8(a) thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) reaffirms its obligations under each of the other Loan Documents to which it is a party (collectively, the “Reaffirmed Loan Documents”). Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Administrative Agent nor the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The undersigned further agree that after giving effect to the Amendment, each Reaffirmed Loan Document shall remain in full force and effect.

IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

DIALOGIC (US) INC.,
a Delaware corporation formerly known as Dialogic Inc.

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

CANTATA TECHNOLOGY, INC., a Massachusetts corporation

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

DIALOGIC DISTRIBUTION LIMITED
(a company organized under the laws of Ireland)

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

SIGNED SEALED AND DELIVERED AS A DEED

By	Anthony Housefather
the attorney for and on behalf of

DIALOGIC DISTRIBUTION LIMITED in the presence of:

Witness:	Stephen Becker
Print Name:	Stephen Becker
Print Address:	6700, Cote de Liesse Road Suite 100, Saint-Laurent, Quebec, H4T 2B5 Canada

Signature Page to Consent and Reaffirmation to Waiver and Twentieth Amendment to Credit Agreement

DIALOGIC NETWORKS (ISRAEL) LTD., a limited liability company incorporated under the laws of Israel

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

DIALOGIC DO BRASIL COMERCIO DE EQUIPAMENTOS PARA TELECOMUNICACAO LTDA., a limited liability company duly organized and existing under the laws of Brazil, f/k/a Veraz Networks Do Brasil Comercio De Equipamentos Para Telecomunicacao Ltda.

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

Signature Page to Consent and Reaffirmation to Waiver and Twentieth Amendment to Credit Agreement

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly beginning February 18, 2013 (no later than Thursday of each week)	(a) a summary report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash.

Monthly; provided however, if the amount of cash held by Borrower and each Guarantor (in the United States or any foreign jurisdiction) is less than $10,000,000 at any time, such deliveries shall be provided to Agent on a bi-monthly basis (or, on a weekly basis if Agent so elects in its sole discretion)

(b) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records (delivered electronically in an acceptable format),

(c) upon Agent’s request, notice of all claims, offsets, or disputes asserted by Account Debtors with respect to any Borrowing Base Company’s Accounts,

(d) upon Agent’s request, copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time, and

(e) Upon Agent’s request, Inventory system/perpetual reports specifying the cost of each Borrowing Base Company’s Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format).

Monthly (no later than the 10th day of each month for the previous month-end)

(f) a Borrowing Base Certificate (delivered electronically in an acceptable format); provided that in the Agent’s Permitted Discretion, a Borrowing Base Certificate shall be delivered twice per month (no later than the 10th day of each month for the previous month-end and no later than the 25th day or each month for the 15th day of such month),

(g) a detailed aging, by total, of any Borrowing Base Company’s Accounts, together with a reconciliation for any reconciling items noted and supporting documentation (delivered electronically in an acceptable format); provided that such aging shall be delivered more frequently in the Agent’s Permitted Discretion at all times Availability is less than $10,000,000,

(h) upon Agent’s request, a detailed Inventory system/perpetual report together with a reconciliation to each Borrowing Base Company’s general ledger accounts (delivered electronically in an acceptable format),

(i) a summary aging, by vendor, of Parent’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format) and an aging, by vendor, of any held checks,

(j) upon Agent’s request, a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrower’s general ledger, and

(k) a copy of the bank statement concerning deposit account number 30663020 held by Dialogic Ireland at Bank of Ireland until such deposit account is closed.

Monthly (no later than the 30th day of each month)

(l) a reconciliation of Accounts, trade accounts payable, and Inventory of each Borrowing Base Company’s general ledger accounts to its monthly financial statements including any book reserves related to each category (delivered electronically in an acceptable format),

(m) a summary report of all distributor price adjustments, and

(n) a report regarding Borrower’s and Guarantors’ accrued, but unpaid, payroll and taxes (including real estate, ad valorem and Canadian taxes).

Annually	(o) a detailed list of each Borrowing Base Company’s customers, with address and contact information.

Upon request by Agent

(p) copies of purchase orders and invoices for Inventory acquired by any Borrowing Base Company, and

(q) such other reports as to the Collateral or the financial condition of each Borrowing Base Company, as Agent may reasonably request.

Signature Page to Nineteenth Amendment to Credit Agreement